                                                                     EXHIBIT 4.2
                            LUCENT TECHNOLOGIES INC.

                                       AND

                              THE BANK OF NEW YORK,

                                   as Trustee

                             ----------------------

                          First Supplemental Indenture

                                  June 4, 2003

                             ----------------------

             2 3/4% Series A Convertible Senior Debentures due 2023

             2 3/4% Series B Convertible Senior Debentures due 2025
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                               TABLE OF CONTENTS(1)




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                                                                                                          Page
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                                                ARTICLE 1

Section 1.01  Establishment............................................................................     1
Section 1.02  Definitions..............................................................................     2
Section 1.03  Payment of Principal and Interest........................................................     7
Section 1.04  Denominations............................................................................     8
Section 1.05  Global Securities........................................................................     8
Section 1.06  Redemption...............................................................................    10
Section 1.07  Purchase at the Option of the Holder Upon a Fundamental Change...........................    11
Section 1.08  Purchase of Debentures at the Option of the Holder.......................................    12
Section 1.09  Further Conditions and Procedures for Purchase Upon a Fundamental Change and
              Purchase at the Option of the Holder.....................................................    16
Section 1.10  Conversion of Debentures.................................................................    21
Section 1.11  Taxes on Shares Issued...................................................................    32
Section 1.12  Reservation of Shares; Shares to Be Fully Paid; Compliance with Governmental
              Requirements; Listing of Common Stock....................................................    32
Section 1.13  Responsibility of Trustee................................................................    33
Section 1.14  Notice to Holders Prior to Certain Actions...............................................    33
Section 1.15  Merger, Consolidation or Sale of Assets..................................................    34
Section 1.16  Events of Default........................................................................    35
Section 1.17  Amendments; Waiver.......................................................................    36
Section 1.18  Register of Securities; Paying Agent; Conversion Agent...................................    37
Section 1.19  Calculations in Respect of the Debentures................................................    37
Section 1.20  Limitation on Liens......................................................................    37

                                                ARTICLE 2
                                         Miscellaneous Provisions

Section 2.01  Recitals by the Company..................................................................    38
Section 2.02  Ratification and Incorporation of Original Indenture.....................................    38
Section 2.03  Executed in Counterparts.................................................................    38
Section 2.04  Governing Law............................................................................    38

Exhibit A-1   Form of 2 3/4% Series A Convertible Senior Debenture
Exhibit A-2   Form of 2 3/4% Series B Convertible Senior Debenture

Exhibit B     Certificate of Authentication of 2 3/4% Series A Convertible Senior Debenture and
              2 3/4% Series B Convertible Senior Debenture


--------
(1) This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

      THIS FIRST SUPPLEMENTAL INDENTURE is made as of the 4th day of June 2003, by and between LUCENT TECHNOLOGIES INC., a Delaware corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (herein called the "Trustee").

                              W I T N E S S E T H:

      WHEREAS, the Company has heretofore entered into an Indenture, dated as of June 4, 2003 (the "Original Indenture"), with The Bank of New York, as Trustee;

      WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as may be amended and supplemented to the date hereof, including by this First Supplemental Indenture, is herein called the "Indenture";

      WHEREAS, under the Indenture, new series of Securities may at any time be established in accordance with the provisions of the Indenture and the terms of any such series may be described by a supplemental indenture executed by the Company and the Trustee;

      WHEREAS, the Company hereby proposes to create under the Indenture two series of Securities;

      WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

      WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

      NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1


      Section 1.01 Establishment. Pursuant to Sections 2.01 and 2.02 of the Original Indenture, there is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company's 2 3/4% Series A Convertible Senior Debentures due 2023 (the "Series A Debentures") and a new series of Securities to be issued under the Indenture, to be designated as the Company's 2 3/4% Series B Convertible Senior Debentures due 2025 (the "Series B Debentures," and together with the Series A Debentures, the "Debentures").

      The Trustee shall authenticate and deliver Debentures for original issue in an aggregate Principal Amount of up to $750,000,000 Series A Debentures (subject to increase by up to $112,500,000 in the event the Underwriters exercise the over-allotment option to purchase additional Series A Debentures granted to them in the Underwriting Agreement) and up to $775,000,000 Series B Debentures (subject to increase by up to $116,250,000 in the event the

Underwriters exercise the over-allotment option to purchase additional Series B Debentures granted to them in the Underwriting Agreement), and no further Debentures shall be authenticated and delivered except as provided by Section 2.07, 2.08, 2.11 or 3.06 of the Original Indenture, Section 1.09(f) hereof and
Section 1.10(d)(iv) hereof. The Debentures shall be issued in fully registered form without coupons and only in denominations of $1,000 of Principal Amount and any integral multiple thereof.

      The Debentures shall be in substantially the form set out in Exhibit A-1 or A-2 hereto, as applicable, which are hereby incorporated in and expressly made a part of this First Supplemental Indenture. The Debentures shall have the terms set forth therein and herein and shall be entitled to the benefits of the other provisions of the Original Indenture as modified by this First Supplemental Indenture. The form of the Trustee's Certificate of Authentication for the Debentures shall be in substantially the form set forth in Exhibit B hereto.

      Each Debenture shall be dated the date of authentication thereof and shall bear interest from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

      Section 1.02 Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below for purposes of this First Supplemental Indenture and the Debentures. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

      "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents, however designated, of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

      "Common Stock" means the common stock, par value $.01 per share, of the Company.

      "Company Purchase Notice" has the meaning provided in Section 1.09(a) hereof.

      "Company Purchase Notice Date" has the meaning provided in Section 1.09(a) hereof.

      "Conversion Agent" means the Trustee or such other office or agency designated by the Company where Debentures may be presented for conversion.

      "Conversion Date" has the meaning provided in Section 1.10(d)(i) hereof.

      "Conversion Price" means $1,000 divided by the then applicable Conversion Rate, initially $3.34 per share of Common Stock, in the case of the Series A Debentures, and initially $3.12 per share of Common Stock, in the case of the Series B Debentures.

      "Conversion Rate" has the meaning provided in Section 1.10(b) hereof.

      "Conversion Rate Fundamental Change" has the meaning specified in Section 1.10(f)(v).


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
      "Current Market Price" of the Common Stock means (a) in the case of
Section 1.10(f)(iii), the average of the Sale Prices of the Common Stock for the five consecutive Trading Days selected by the Board of Directors beginning not more than 20 Trading Days before, and ending not later than the date immediately preceding the record date for the event described in Section 1.10(f)(iii), (b) in the case of Section 1.10(f)(iv), the average of the Sale Prices of the Common Stock for the first 10 Trading Days from, and including, the first day that the Common Stock trades ex-distribution and (c) in the case of Section 1.10(f)(vii), the average of the Sale Prices of Common Stock for the period of five consecutive Trading Days after the Common Stock trades ex-distribution; provided, that the Current Market Price of the Common Stock in connection with a Spin-Off shall mean the average of the Sale Prices of the Common Stock over the first 10 Trading Days after the effective date of the Spin-Off; provided further, that if an Initial Public Offering of the securities being distributed in any Spin-Off is to be effected simultaneously with such Spin-Off, the Current Market Price of the Common Stock shall mean the Sale Price of the Common Stock on the Trading Day on which the Initial Public Offering price of such securities is determined.

      "Debentures" means any of the Company's Series A Debentures and Series B Debentures, as amended or supplemented from time to time, issued under this Indenture.

      "Expiration Time" has the meaning provided in Section 1.10(f)(vi) hereof.

      "Fair Market Value" means (i) in the case of a distribution referred to in the first paragraph of Section 1.10(f)(iv) or a tender or exchange offer referred to in Section 1.10(f)(vi), the value determined by the Board of Directors, whose determination in good faith shall be conclusive, (ii) in the case of securities to be distributed to the holders of the Common Stock in connection with a Spin-Off that is not effected simultaneously with an Initial Public Offering of the securities being distributed in the Spin-Off, the average of the Sale Prices of those securities over the first 10 Trading Days after the effective date of the Spin-Off and (iii) in the case of securities being distributed in any Spin-Off that is effected simultaneously with an Initial Public Offering, the Initial Public Offering price.

      "First Optional Redemption Date" means, with respect to the Series A Debentures, June 20, 2010, and with respect to the Series B Debentures, June 20, 2013.

      "Fundamental Change" means, with respect to the Company, the occurrence of any of the following at the time after Original Issue Date:

            (a) if any "person" or "group" (as such terms are used in Section 13(d) and Section 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company; or

            (b) if the Company consolidates or merges with or into any other Person, other than a consolidation or merger under a transaction in which the outstanding Voting Stock of the Company remains outstanding or is changed into or exchanged for cash, securities or other property with the effect that the beneficial owners of the Company's outstanding Voting Stock immediately before that transaction, beneficially own, directly or indirectly, more than 50% of the Voting Stock, measured by voting power rather than number of shares, of the surviving corporation immediately following that transaction; or

            (c) upon the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and its Subsidiaries considered as a whole; or

            (d) if during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

      A Fundamental Change will not be deemed to have occurred in respect of any of the foregoing, however, if either:

            (a) the Sale Price of the Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Fundamental Change or the public announcement thereof (in the case of a Fundamental Change under paragraph (a) of the definition of "Fundamental Change" in this Section 1.01) or the period of 10 consecutive Trading Days ending immediately before the Fundamental Change (in the case of a Fundamental Change under paragraph (b), (c) or (d) of the definition of "Fundamental Change" in this Section 1.01) shall equal or exceed 105% of the Conversion Price on the Trading Day immediately after the later of the Fundamental Change and the public announcement thereof; or

            (b) at least 95% of the consideration in the Fundamental Change transaction consists of Capital Stock traded on a U.S. national securities exchange or quoted on the Nasdaq National Market, and as a result of the transaction, the Debentures become convertible solely into this Capital Stock.

      "Fundamental Change Purchase Date" has the meaning provided in Section 1.07(a) hereof.

      "Fundamental Change Purchase Notice" has the meaning provided in Section 1.07(b)(i) hereof.

      "Fundamental Change Purchase Price" has the meaning provided in Section 1.07(a) hereof.

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      "Initial Public Offering" means, in the event of a Spin-Off, the first time securities of the same class or type as the securities being distributed in the Spin-Off are bona fide offered to the public for cash.

      "Interest" means an annual rate of 2 3/4% of the principal amount of the Series A Debentures and 2 3/4% of the principal amount of the Series B Debentures, in each case, plus defaulted interest, if any.

      "Interest Payment Date" means June 15 and December 15 of each year, commencing December 15, 2003.

      "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind.

      "Make Whole Payment" has the meaning provided in Section 1.06(a).

      "Nasdaq" means the National Association of Securities Dealers Automated Quotation System.

      "Optional Redemption" means a redemption effected pursuant to Section 1.06(b).

      "Optional Redemption Date" has the meaning provided in Section 1.06(b).

      "Original Issue Date" means June 4, 2003.

      "Principal Amount" of a Debenture means the Principal Amount set forth on the face of the Debenture.

      "Provisional Redemption" has the meaning provided in Section 1.06(a).

      "Provisional Redemption Date" has the meaning provided in Section 1.06(a).

      "Purchase Date" has the meaning provided in Section 1.08(a).

      "Purchase Notice" has the meaning provided in Section 1.08(b)(i).

      "Purchase Price" has the meaning provided in Section 1.08(a).

      "Purchased Shares" has the meaning provided in Section 1.10(f)(vi).

      "Record Date" means, with respect to each Interest Payment Date, the close of business on the first calendar day of the calendar month of such Interest Payment Date (whether or not a Business Day).

      "Redemption Date" means, with respect to either series of Debentures, any Optional Redemption Date or Provisional Redemption Date fixed by the Company, in each case in accordance with the terms of the Debentures and this Indenture.

      "Redemption Price" means, with respect to any series of Debentures subject to Provisional Redemption or Optional Redemption, 100% the principal amount of the Debentures to be redeemed plus accrued and unpaid interest, if any, to but excluding the applicable Redemption Date (except if such Redemption Date for any Debentures falls after a Record Date and on or prior to the corresponding Interest Payment Date, the Redemption Price paid on the applicable Redemption Date shall equal only 100% of the principal amount of such series of Debentures subject to such redemption and no payment shall be made for any accrued and unpaid interest, as provided in Section 1.03(b)).

      "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

      "Sale Price" of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in transactions for the principal U.S. securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the "Sale Price" will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. The Sale Price shall be determined without reference to after-hours or extended market trading. If the Common Stock is not so quoted, the "Sale Price" will be the average of the mid-point of the last bid and asked prices for the Common Stock on the relevant date quoted by each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

      "Specified Indebtedness" means any indebtedness for borrowed money that
(i) is in the form of, or represented by, bonds or other securities (other than promissory notes or similar evidence of indebtedness under bank loans or similar financing agreements) or any guarantee thereof and (ii) is, or may be, quoted, listed or purchased and sold on any stock exchange, automated securities trading system or over-the-counter or other securities market (including, without prejudice to the generality of the foregoing, the market for securities eligible for resale pursuant to Rule 144A under the Securities Act); provided, that, for the avoidance of doubt, in no event shall any receivables financing facility or arrangement pursuant to which any Subsidiary purchases or otherwise acquires accounts receivable of the Company or any Restricted Subsidiaries and enters into third party financing thereof be considered Specified Indebtedness.

      "Spin-Off" means a dividend or other distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company.

      "Trading Day" means a day during which trading in securities generally occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a national or regional securities exchange, on Nasdaq or, if the Common Stock is not then quoted on Nasdaq, on the principal other market on which the Common Stock is then traded.


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
      "Trading Price" means, on any date as to a series of Debentures, the average of the secondary market bid quotations per $1,000 principal amount of such series of Debentures obtained by the Trustee for $5,000,000 principal amount of such Debentures at approximately 3:30 p.m., New York City time, on such date from three independent nationally recognized securities dealers selected by the Company; provided that if at least three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, one bid shall be used; and provided further that if the Trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of such Debentures from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of such Debentures shall be deemed to be less than 97% of the product of (a) the then applicable Conversion Rate for such Debentures and (b) the Sale Price of the Common Stock on such date.

      "Treasury Yield" means, with respect to a series of Debentures, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Provisional Redemption Date (or, if such statistical release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term to the First Optional Redemption Date for such series of Debentures; provided, however, that if the then remaining term to such First Optional Redemption Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term to such First Optional Redemption Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

      "Underwriters" means the underwriters set forth on Schedule I of the Underwriting Agreement.

      "Underwriting Agreement" means the Underwriting Agreement, dated May 29, 2003, among the Company and J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as the representatives of the underwriters named therein.

      "Unrestricted Subsidiary" means any Subsidiary 50% or less of the Voting Stock of which is owned directly by the Company and/or one or more Restricted Subsidiaries.

      "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors, or persons performing similar functions, of such Person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

      Section 1.03 Payment of Principal and Interest. (a) The principal of each Debenture shall be due at the Stated Maturity of such Debenture (unless earlier converted, redeemed or purchased by the Company). The unpaid principal amount of the Series A Debentures shall bear interest at the rate of 2 3/4% per annum and the unpaid principal amount of the Series B

Debentures shall bear interest at the rate of 2 3/4% per annum, in each case, until paid or duly provided for, and such interest shall accrue from June 4, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date to the Person or Persons in whose name the Debentures are registered on the Record Date for such Interest Payment Date.

            (b) Payments of interest on the Debentures shall include interest accrued to but excluding the respective Interest Payment Dates, Redemption Date, Purchase Date or Fundamental Change Purchase Date, as the case may be; provided, however, that in the case of a Redemption Date or a Fundamental Change Purchase Date that occurs after the close of business on a Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay the full amount of accrued and unpaid interest to such Interest Payment Date to the Holder on the corresponding Record Date, notwithstanding such Redemption Date or Fundamental Change Purchase
      Date). Payments of interest for the Debentures shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest or principal is payable on the Debentures is not a Business Day, then payment of the interest or principal payable on such date shall be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.

            (c) Payment of principal of, premium, if any, and interest on the Debentures shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of, premium, if any, and interest on Debentures represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security, provided that, in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent. If any of the Debentures are no longer represented by a Global Security, (i) payments of principal, premium, if any, and interest due at the Stated Maturity or earlier redemption or purchase of such Debentures shall be made at the office of the Paying Agent, upon surrender of such Debentures to the Paying Agent and (ii) payments of interest shall be made, at the option of the Company, subject to such surrender where applicable, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 20 days prior to the date for payment by the Person entitled thereto.

      Section 1.04 Denominations. The Debentures shall be issued in denominations of $1,000 and any integral multiple thereof.

      Section 1.05 Global Securities. (a) The Debentures shall initially be issued in the form of one or more Global Securities registered in the name of the Depositary (which initially shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Debentures represented by such Global Security or Global Securities shall not be exchangeable for, and shall not otherwise be issuable as, Debentures in definitive form.

            (b) Solely for purposes of the Debentures, the following shall replace Section 2.14(b) of the Original Indenture:

            Notwithstanding any provisions to the contrary contained in Section
      2.07 of the Original Indenture and in addition thereto, a Global Security shall be exchangeable for Debentures registered in the names of Persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company within 90 days of receipt by the Company of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company within 90 days after it becomes aware of such cessation or (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Debentures registered in such names as the Depositary shall direct. Except as provided in this Section 1.05(b), a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

            (c) Solely for purposes of the Debentures, and in lieu of the Global Security Legend set forth in Section 2.14(c) of the Original Indenture, any Global Security issued hereunder in respect of the Debentures shall bear a legend in substantially the following form:

      THIS SENIOR DEBENTURE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SENIOR DEBENTURE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SENIOR DEBENTURE REGISTERED, AND NO TRANSFER OF THIS SENIOR DEBENTURE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

      UNLESS THIS SENIOR DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY SENIOR DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      Section 1.06 Redemption. (a) Provisional Redemption. The Series A Debentures are subject to provisional redemption by the Company, in whole or in part, at any time after June 20, 2008 and prior to June 20, 2010, and the Series B Debentures are subject to provisional redemption by the Company, in whole or in part, at any time after June 20, 2009 and prior to June 20, 2013, in each case, at the Redemption Price, if the Sale Price of the Common Stock shall have exceeded 130% of the Conversion Price then in effect with respect to such series for at least 20 Trading Days in any consecutive 30 Trading Day period ending on the Trading Day prior to the date of mailing of the notice of redemption pursuant to Section 3.03 of the Indenture (the "Notice Date"). Any such redemption is a "Provisional Redemption" and the date fixed for any Provisional Redemption of either series of Debentures is a "Provisional Redemption Date."

      Upon any such Provisional Redemption, the Company shall pay, to the Holder tendering Debentures called for redemption, an additional payment (the "Make Whole Payment") with respect to such Debentures in an amount equal to the present value of all remaining scheduled interest payments on such Debentures from the Provisional Redemption Date through and including the First Optional Redemption Date with respect to such series of Debentures, calculated by the Company using a discount rate equal to the Treasury Yield.

      The Company shall also pay the Make Whole Payment on any Debentures duly tendered for conversion pursuant to Section 1.10 that have a Conversion Date during the period beginning on and including the day after the Notice Date for a Provisional Redemption of such series of Debentures and ending on and excluding the corresponding Provisional Redemption Date. With respect to such Debentures converted during such period, the Make Whole Payment shall be paid to the Holder who has tendered the Debenture for conversion and shall be equal to the Make Whole Payment that would have been paid on such Debenture on such Provisional Redemption Date.

            (b) Optional Redemption. On or after June 20, 2010, with respect to the Series A Debentures, and on or after June 20, 2013, with respect to the Series B Debentures (each such date, an "Optional Redemption Date"), the Company may at its option redeem such series of Debentures, in whole or in part, at the Redemption Price.

            (c) The Company shall notify each Holder of such series of a redemption pursuant to Section 3.03 of the Original Indenture.

            (d) If any Debentures selected for partial redemption are thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Debentures so selected, the converted portion of such Debentures shall be deemed, solely for purposes of determining the aggregate principal amount of Debentures to be redeemed by the Company, to be the portion selected for redemption. Debentures that have been converted during a selection of Debentures to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection. Nothing in this Section 1.06(d) shall affect the right of any Holder to convert any Debentures before the termination of the conversion right with respect thereto.

            (e) In addition to those matters set forth in Section 3.03 of the Original Indenture, a notice of redemption sent to the Holders of Debentures shall state:

                  (i) the name and address of the Conversion Agent;

                  (ii) the then current Conversion Rate;

                  (iii) that the Debentures called for redemption may be
            converted at any time prior to the close of business on the Business Day immediately preceding the Redemption Date; and

                  (iv) that Holders who wish to convert Debentures must comply with the procedures in Section 1.10 of this First Supplemental Indenture.

            (f) The Debentures shall not have a sinking fund.

      Section 1.07 Purchase at the Option of the Holder Upon a Fundamental Change. (a) If a Fundamental Change shall occur at any time prior to Stated Maturity, each Holder shall have the right, at such Holder's option, to require the Company to purchase any or all of such Holder's Debentures for cash on the date fixed by the Company in its notice of the Fundamental Change (which date shall be a Business Day) that shall be not less than 30 nor more than 45 Business Days after the occurrence of such Fundamental Change (subject to extension to comply with applicable law, as provided in Section 1.09(g)) (the "Fundamental Change Purchase Date"). The Company shall purchase such Debentures at a price (the "Fundamental Change Purchase Price") equal to 100% of the principal amount of the Debentures to be purchased plus any accrued and unpaid interest on the principal amount to be purchased to but excluding the Fundamental Change Purchase Date (except as provided in Section 1.03(b)).

      Any purchase by the Company contemplated pursuant to the provisions of this Section 1.07 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Purchase Date and the time of the book-entry transfer or delivery of the Debenture.

            (b) Exercise of Fundamental Change Option. For a Debenture to be so purchased at the option of the Holder pursuant to this Section 1.07, the Paying Agent must receive:

                  (i) a written notice of purchase (a "Fundamental Change
            Purchase Notice") substantially in the form entitled "Form of Fundamental Change Purchase Notice" on the reverse of the Debentures duly completed, on or before the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law. The Fundamental Change Purchase Notice shall state:

                        (1) if certificated, the certificate numbers of the
                            Debentures that the Holder shall deliver to be purchased;

                        (2) the portion of the principal amount of the
                            Debentures that the Holder shall deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

                        (3) that such Debentures shall be purchased by the
                            Company pursuant to the terms and conditions specified in the Debentures and in the Indenture; and

                  (ii) delivery or book-entry transfer of such Debentures prior to, on or after the Fundamental Change Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 1.07 only if the Debentures so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Purchase Notice required by clauses (i)(1) and (i)(2) of this paragraph (b).

      Section 1.08 Purchase of Debentures at the Option of the Holder. (a) Debentures shall be purchased by the Company, at the option of the Holder thereof, in the case of Series A Debentures, on June 15, 2010, June 15, 2015 and June 15, 2020 and, in the case of Series B Debentures, on June 15, 2013 and June 15, 2019 (each such date, a "Purchase Date"), at a price equal to the principal amount of such Debentures plus accrued and unpaid interest to, but excluding, the applicable Purchase Date (the "Purchase Price").

            (a) Exercise of Purchase Option. For a Debenture to be so purchased at the option of the Holder, the Paying Agent must receive:

                  (i) a written notice of purchase (a "Purchase Notice")
            substantially in the form entitled "Form of Purchase Notice" on the reverse of the Debentures duly completed, at any time from the opening of business on the date that is 23 Business Days prior to a Purchase Date until the close of business on the third Business Day prior to such Purchase Date. The Purchase Notice shall state:

                        (1) if certificated, the certificate numbers of the
                            Debentures that the Holder shall deliver to be purchased;

                        (2) the portion of the principal amount of the
                            Debentures that the Holder shall deliver to be purchased, which portion must be $1,000 or an integral multiple thereof;

                        (3) that such Debentures shall be purchased by the
                            Company pursuant to the terms and conditions specified in the Debentures and in the Indenture; and

                        (4) in the event the Company has elected, pursuant to
                            Section 1.08(c), to pay the Purchase Price of the Debentures to be purchased in whole or in part in Common Stock, but such Purchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Purchase Price or portion of the Purchase Price in Common Stock set forth in Section 1.08(d) is not satisfied prior to the close of business on such Purchase Date, whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Debentures to which such Purchase Notice relates (stating the principal amount and certificate numbers, if any, of the Debentures as to which such withdrawal shall relate) or (ii) to receive cash in respect of the entire Purchase Price for all Debentures (or portions thereof) to which such Purchase Notice relates; provided that if a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 1.09(c), fails to indicate such Holder's choice with respect to the election set forth in this Section 1.08(a)(i)(4), such Holder shall be deemed to have elected to receive cash in respect of the Purchase Price for all Debentures subject to such Purchase Notice in the circumstances set forth in this Section 1.08(a)(i)(4); and

                  (ii) delivery or book-entry transfer of such Debentures to the
            Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 1.08 only if the Debentures so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice required by clauses (i)(1) and (i)(2) of this paragraph (b).

            (c) The Company may elect to pay the Purchase Price of the Debentures to be purchased on any Purchase Date pursuant to Section 1.08(a) in U.S. legal tender ("cash") or Common Stock, or in any combination of cash and Common Stock, subject to the conditions set forth in this Section 1.08(c) and Section 1.08(d). All Holders whose Debentures are purchased on a Purchase Date pursuant to this Section 1.08 shall receive the same percentage of cash or Common Stock in payment of the Purchase Price for such Debentures, except (i) as provided in Section 1.08(d) with regard to the payment of cash in lieu of fractional Common Stock and (ii) in the event that the Company is unable to purchase the Debentures of a Holder or Holders for Common Stock because of any failure to satisfy, prior to the close of business on the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in Common Stock, the Company may purchase the Debentures of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Purchase Notice to Holders, except pursuant to this Section 1.08(c) or pursuant to Section 1.08(d) in the event of a failure to satisfy, prior to the close of business on the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in Common Stock.

            (d) In each case in which the Company has elected, pursuant to
      Section 1.08(c), to pay all or a portion of the Purchase Price with Common Stock, the number of shares of Common Stock that shall be payable shall be equal to the quotient obtained by dividing (i) the amount of cash to which the Holder would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Debentures in cash by (ii) 95% of the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

      In lieu of delivering a fractional share of Common Stock in payment of the Purchase Price, the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. If a Holder elects to have more than one Debenture purchased, the number of shares of Common Stock shall be based on the aggregate principal amount of Debentures to be purchased.

      The Company's right to exercise its election to purchase Debentures through the delivery of Common Stock, as provided in Section 1.08(c), shall be conditioned upon:

                  (i) the listing of such shares of Common Stock on the
            principal United States securities exchange on which the Common Stock is then listed or, if not so listed, on Nasdaq;

                  (ii) the registration of such Common Stock under the Exchange
            Act, if required;

                  (iii) any necessary qualification or registration under
            applicable state securities laws or the availability of an exemption from such qualification and registration;

                  (iv) the shares of Common Stock deliverable upon such exercise being eligible for immediate sale in the public market by non-Affiliates of the Company absent registration under the Securities Act;

                  (v) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the delivery of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be delivered in payment of the Purchase Price in respect of Debentures have been duly authorized by the Company and, when delivered pursuant to the terms of this Indenture in payment of the Purchase Price in respect of the Debentures, will be validly issued, fully paid and non-assessable and, to such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that the conditions above have been satisfied and, in the case of such Opinion of Counsel, stating that the conditions above have been satisfied. The Officers' Certificate shall also set forth the number of shares of Common Stock to be delivered for each $1,000 principal amount of Debentures and the daily prices of the Common Stock used to calculate the Market Price; and

                  (vi) the information necessary to calculate the Market Price being publicly available.

      If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Purchase Date and the Company has elected to purchase the Debentures pursuant to this Section 1.08 through the delivery of Common Stock, the Company shall pay the entire Purchase Price of the Debentures of such Holder or Holders in cash, unless such payment in cash is prohibited by credit agreements or other contractual obligations of the Company.

      The "Market Price" means the average of the Sale Prices of the Common Stock for the 20 Trading Day period ending on the third Business Day prior to the applicable Purchase Date (if the third Business Day prior to the applicable Purchase Date is a Trading Day, or if not, then ending on the last Trading Day prior to the third Business Day prior to the applicable Purchase Date). The Market Price shall be appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such 20 Trading Day period and ending on such Purchase Date, of any event described in Section 1.10(f) in accordance with the provisions of Section 1.10.

            (e) Notice of Election. In connection with any purchase of Debentures pursuant to this Section 1.08, the Company shall deliver to the Trustee, at least one Business Day before each Company Purchase Notice Date, an Officers' Certificate specifying:

                  (i) the manner of payment selected by the Company;

                  (ii) the information required by this Section 1.08(e);

                  (iii) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 1.08(d) have been or will be complied with; and

                  (iv) whether the Company desires the Trustee to give the
            Company Purchase Notice required by this Section 1.08(e).

      In connection with any purchase of Debentures pursuant to this Section 1.08, the Company shall send, or shall cause the Trustee to send, the Company Purchase Notice (as described in Section 1.09(a)) to the Holders setting forth information specified in this Section

1.08(e) indicating whether the Company will pay the Purchase Price in cash or Common Stock or a combination of cash and Common Stock. If the Company has elected to pay the Purchase Price in Common Stock or a combination of cash and Common Stock, the Company Purchase Notice also shall:

                  (v) state that each Holder will receive all or a specified percentage of the Purchase Price in Common Stock;

                  (vi) state the method used to calculate the Market Price of the Common Stock and the number of shares of Common Stock to be delivered in payment for each $1,000 principal amount of Debentures and disclose that cash will be paid in lieu of fractional shares; and

                  (vii) state that because the Market Price of Common Stock will be determined prior to the Purchase Date, Holders will bear the market risk with respect to fluctuations in the market price of the Common Stock from the date such Market Price is determined to the Purchase Date.

      Section 1.09 Further Conditions and Procedures for Purchase Upon a Fundamental Change and Purchase at the Option of the Holder.

            (a) Notice of Purchase Date or Fundamental Change. The Company shall send notices (each, a "Company Purchase Notice") to the Holders (and to beneficial owners as required by applicable law) at their addresses shown in the Security Register maintained by the Security Registrar, and shall deliver a copy of each such notice to the Trustee and Paying Agent, not less than 23 Business Days prior to each Purchase Date, or on or before the 10th day after the occurrence of the Fundamental Change, as the case may be (each such date of delivery, a "Company Purchase Notice Date"). Any such notice delivered to the Trustee and the Paying Agent with respect to a Fundamental Change shall be accompanied by an Officers' Certificate certifying that a Fundamental Change has occurred and as to the date of the occurrence thereof, on which certificate the Trustee and the Paying Agent may conclusively rely. Each Company Purchase Notice shall include a form of Purchase Notice or Fundamental Change Purchase Notice to be completed by a Holder and shall state:

                  (i) the applicable Purchase Price or Fundamental Change
            Purchase Price, excluding accrued and unpaid interest, the applicable Conversion Rate at the time of such notice (and any applicable adjustments to the Conversion Rate) and, to the extent known at the time of such notice, the amount of interest that will be payable with respect to the Debentures on the applicable Purchase Date or Fundamental Change Purchase Date;

                  (ii) if the notice relates to a Fundamental Change, the events causing the Fundamental Change and the date of the Fundamental
            Change;

                  (iii) the Purchase Date or Fundamental Change Purchase Date;

                  (iv) the last date on which a Holder may exercise its purchase right;

                  (v) the name and address of the Trustee, Paying Agent and the
            Conversion Agent;

                  (vi) that Debentures must be surrendered to the Paying Agent to collect payment of the Purchase Price or Fundamental Change Purchase Price;

                  (vii) that Debentures as to which a Purchase Notice or
            Fundamental Change Purchase Notice has been given by the Holder to the Company may be converted only if the applicable Purchase Notice or Fundamental Change Purchase Notice has been withdrawn by the Holder in accordance with the terms of this First Supplemental Indenture; provided that the Debentures are otherwise convertible in accordance with Section 1.10(a);

                  (viii) that the Purchase Price or Fundamental Change Purchase
            Price for any Debentures as to which a Purchase Notice or a Fundamental Change Purchase Notice, as applicable, has been given and not withdrawn shall be paid by the Paying Agent promptly following the later of the Purchase Date or Fundamental Change Purchase Date, as applicable, or the time of book-entry transfer or delivery of such Debentures;

                  (ix) the procedures the Holder must follow under Section 1.07 or 1.08, as applicable, and Section 1.09;

                  (x) briefly, the conversion rights of the Debentures and
            whether, at the time of such notice, the Debentures are eligible for conversion;

                  (xi) that, unless the Company defaults in making payment of such Purchase Price or Fundamental Change Purchase Price on Debentures covered by any Purchase Notice or Fundamental Change Purchase Notice, as applicable, interest will cease to accrue on and after the Purchase Date or Fundamental Change Purchase Date, as applicable (except as provided in Section 1.03(b));

                  (xii) the CUSIP and, if applicable, the ISIN number of the
            Debentures; and

                  (xiii) the procedures for withdrawing a Purchase Notice or
            Fundamental Change Purchase Notice.

      Simultaneously with providing such Company Purchase Notice, the Company will publish a notice containing the information in such Company Purchase Notice in a newspaper of general circulation in The City of New York or publish such information on its then existing web site or through such other public medium as it may use at the time.

      At the Company's request, made at least five Business Days prior to the date upon which such notice is to be mailed, and at the Company's expense, the Paying Agent shall give the

Company Purchase Notice in the Company's name; provided, however, that, in all cases, the text of the Company Purchase Notice shall be prepared by the Company.

            (b) Effect of Purchase Notice or Fundamental Change Purchase Notice. Upon receipt by the Paying Agent on behalf of the Company from the Holder of the Fundamental Change Purchase Notice or the Purchase Notice specified in Section 1.07(b)(i) or Section 1.08(b)(i), as applicable, the Holder of the Debentures in respect of which such Fundamental Change Purchase Notice or the Purchase Notice, as the case may be, was given shall (unless such Fundamental Change Purchase Notice or the Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Fundamental Change Purchase Price or the Purchase Price with respect to such Debentures. Such Fundamental Change Purchase Price or Purchase Price shall be paid by the Paying Agent to such Holder promptly following the later of (x) the Fundamental Change Purchase Date or the Purchase Date, as the case may be, with respect to such Debentures (provided the conditions in Section 1.07(b) or Section 1.08(b), as applicable, have been satisfied) and (y) the time of delivery or book-entry transfer of such Debentures to the Paying Agent by the Holder thereof in the manner required by Section 1.07(b)(ii) or Section 1.08(b)(ii), as applicable. Debentures in respect of which a Fundamental Change Purchase Notice or Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted for shares of Common Stock on or after the date of the delivery of such Fundamental Change Purchase Notice or Purchase Notice, as the case may be, unless such Fundamental Change Purchase Notice or Purchase Notice, as the case may be, has first been validly withdrawn or deemed to have been validly withdrawn as specified in Section 1.09(c) or (e); provided that the Debentures are otherwise convertible in accordance with Section 1.10(a).

      On or before 10:00 a.m. (New York City time) on the Fundamental Change Purchase Date or the Purchase Date, as the case may be, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) money sufficient to pay the aggregate Fundamental Change Purchase Price or the aggregate Purchase Price, as the case may be, of the Debentures to be purchased pursuant to Section 1.07 or Section 1.08, as applicable. Payment by the Paying Agent of such Fundamental Change Purchase Price or Purchase Price for such Debentures shall be made promptly following the later of the Fundamental Change Purchase Date or the Purchase Date, as the case may be, or the time of book-entry transfer or delivery of such Debentures. If the Paying Agent holds, in accordance with the terms of the Indenture, money or securities sufficient to pay the Fundamental Change Purchase Price or Purchase Price, as the case may be, of such Debentures on the Business Day following the Fundamental Change Purchase Date or the Purchase Date, as the case may be, then, on and after such date, such Debentures shall cease to be outstanding and interest on such Debentures shall cease to accrue, whether or not book-entry transfer of such Debentures is made or such Debentures are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Fundamental Change Purchase Price or the Purchase Price, as the case may be, upon delivery or transfer of the Debentures). Nothing herein shall preclude the Company withholding any tax required by law.

      The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of the Fundamental Change Purchase Price or the Purchase Price, as the case may be, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all money held by it pursuant to this
Section 1.09 to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the money delivered to the Trustee.

      All questions as to the validity, eligibility (including time of receipt) and acceptance of any Debentures for purchase shall be determined by the Company, whose determination shall be final and binding, absent manifest error.

            (c) Withdrawal of a Purchase Notice or Fundamental Change Purchase Notice. A Purchase Notice or Fundamental Change Purchase Notice, as the case may be, may be withdrawn, in whole or in part, by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to 5:00 p.m. New York City time on the third Business Day prior to the Purchase Date or the Fundamental Change Purchase Date, as the case may be, to which it relates, specifying:

                  (i) if certificated, the certificate number of the Debentures in respect of which such notice of withdrawal is being submitted;

                  (ii) the principal amount of the Debentures with respect to which such notice of withdrawal is being submitted; and

                  (iii) the principal amount, if any, of such Debentures which remains subject to the Purchase Notice or Fundamental Change Purchase Notice, as the case may be, and which has been or shall be transferred or delivered for purchase by the Company.

      The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or Fundamental Change Purchase Notice or written notice of withdrawal thereof.

            (d) Notwithstanding the requirements of Sections 1.07 or 1.08 and this Section 1.09, if the Debentures are represented by Global Securities in book-entry form the appropriate procedures of the Depositary must be complied with for any purchase upon a Fundamental Change or Purchase Option.

            (e) Effect of Event of Default. There shall be no purchase of any Debentures pursuant to Section 1.07 or Section 1.08 if an Event of Default has occurred and is continuing (other than an Event of Default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be). The Paying Agent shall promptly return to the respective Holders thereof any Debentures (x) with respect to which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been withdrawn in compliance with this First Supplemental Indenture, or (y) held by it during the continuance of an Event of Default in respect of which a Responsible Officer of the Trustee has received notice (other than a default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be) in which case, upon such return, the Purchase Notice or Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

            (f) Debentures Purchased in Part. Any Debentures that are to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee or the Authenticating Agent, if any, shall authenticate and deliver to the Holder of such Debentures, without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Debentures so surrendered which is not purchased.

            (g) Covenant to Comply with Securities Laws Upon Purchase of Debentures. In connection with any offer to purchase Debentures under Sections 1.07 or 1.08 hereof, the Company shall, to the extent applicable,
      (i) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) under the Exchange Act, if applicable, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable and (iii) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Sections 1.07, 1.08 or this Section 1.09 to be exercised in the manner specified in Sections 1.07, 1.08 or this Section 1.09; provided, however, that the Company shall not take any action in violation of any applicable federal or state securities laws.

            (h) Repayment to the Company. Upon request of the Company, the Trustee and the Paying Agent shall return to the Company any cash or property that remains unclaimed as provided in Section 8.06 of the Original Indenture, together with any unclaimed interest, held by them for the payment of a Purchase Price or Fundamental Change Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 1.09(b), as applicable, exceeds the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of the Debentures or portions thereof which the Company is obligated to purchase as of the Purchase Date or Fundamental Change Purchase Date, as the case may be, then promptly on and after the Business Day following the Purchase Date or Fundamental Change Purchase Date, as the case may be, upon request of the Company, the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company together with any excess interest held by them for payment to Holders.

            (i) In any case where a Purchase Date or a Fundamental Change Purchase Date shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Indenture or the Debentures) payment of interest and the Purchase Price or the Fundamental Change Purchase Price, as the case may be, need not be made at such Place of Payment on such date (provided that all other conditions therefor have been complied with), but may be made on the next succeeding Business Day at such Place of Payment (provided that such conditions have been complied with) with the same force and effect as if made on the Purchase Date or the Fundamental Change Purchase Date, as the case may be (and without any interest or payment in respect of any such delay).

      Section 1.10 Conversion of Debentures. (a) Right to Convert. Subject to the procedures set forth in this First Supplemental Indenture, a Holder of a Debenture may convert such Debenture into Common Stock on or before the close of business on the Business Day immediately prior to the Stated Maturity of such Debenture and upon satisfaction of at least one of the conditions set forth below and during the period provided therein:

                  (i) in any calendar quarter after the quarter ended September
            30, 2003 (and only during such calendar quarter) if the Sale Price for the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the previous calendar quarter equals or exceeds 120% of the Conversion Price on such last Trading Day of the series of Debentures to be converted;

                  (ii) during the five Business Day period immediately following any five consecutive Trading Day period in which the Trading Price per $1,000 principal amount of the series of Debentures to be converted for each day of such five Trading Day period was less than 97% of the product of the Sale Price of the Common Stock and the then applicable Conversion Rate for such series of Debentures; provided that if on the date of any conversion pursuant to this clause (ii) on or after June 15, 2020, in the case of the Series A Debentures, or June 15, 2022, in the case of the Series B Debentures, the Sale Price of the Common Stock is greater than the then applicable Conversion Price, a Holder shall receive upon conversion, in lieu of Common Stock based on the Conversion Rate, cash or Common Stock or a combination of cash and Common Stock, at the Company's option, with a value equal to the principal amount of the Holder's Debentures, plus accrued and unpaid interest as of the Conversion Date (a "Principal Value Conversion"). In the event of a Principal Value Conversion, the Holder will be given notice by the second Trading Day following the Conversion Date whether the Company will pay to the Holder the principal amount plus accrued and unpaid interest, if any, in cash, Common Stock or a combination of cash and Common Stock, and in what percentage. Any Common Stock delivered upon a Principal Value Conversion will be valued at the greater of the then applicable Conversion Price on the Conversion Date and the Sale Price on the third Trading Day after the Conversion Date. With respect to any portion of the principal amount plus accrued and unpaid interest, if any, to be paid in cash, the Company will pay cash to the Holder on the third Trading Day after the Conversion Date. With respect to any portion of the principal amount plus accrued and unpaid interest, if any, to be paid in Common Stock, the Company will deliver the Common Stock to such Holder on the fifth Trading Day following the Conversion Date;

                  (iii) in the event that the Company calls any Debentures of such series for redemption, at any time prior to the close of business on the Business Day immediately preceding the Redemption Date;

                  (iv) (1) if the Company elects to (A) distribute to all
            holders of Common Stock rights entitling them to purchase, for a period expiring within 45 days after the date of such distribution, shares of Common Stock at less than the Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date of such distribution or (B) distribute to all holders of Common Stock assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value as determined by the Board of Directors and set forth in a Board Resolution exceeding 15% of the Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution. In the case of the foregoing clauses (A) and (B), the Company must notify the Holders of the Debentures at least 20 Business Days prior to the ex-dividend date for such distribution. Once the Company has given such notice, Holders of Debentures may surrender Debentures for conversion at any time thereafter until the earlier of the close of business on the Business Day immediately prior to the ex-dividend date or the Company's announcement that such distribution will not take place. Notwithstanding the foregoing, a Holder of Debentures may not exercise the foregoing right to convert if the Holder may participate in the distribution without converting its Debentures; or (2) in the event that the Company becomes a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash or property (other than securities), Holders of Debentures may surrender Debentures for Conversion at any time from and after the date that is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual effective date of such transaction. As used herein, the term "ex-dividend date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

      The Company shall determine on a daily basis during the time period specified in Section 1.10(a)(i) whether the Debentures shall be convertible as a result of the occurrence of an event specified in clause (i) above and, if the Debentures shall be so convertible, the Company shall promptly deliver to the Trustee written notice thereof. Whenever the Debentures shall become convertible pursuant to this Section 1.10, the Company or, at the Company's request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided in Section
10.02 of the Original Indenture, and the Company shall also publicly announce such information and publish it on the Company's web site. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

      The Trustee (or other Conversion Agent appointed by the Company) shall have no obligation to determine the Trading Price under Section 1.10(a)(ii) unless the Company has requested such a determination; and the Company shall have no obligation to make such request unless a Holder provides it with reasonable evidence that the Trading Price per $1,000 principal amount of such series of Debentures would be less than 97% of the product of the Sale Price of the Common Stock and the then applicable Conversion Rate for such Debentures. If such evidence is provided, the Company shall instruct the Trustee (or other Conversion Agent) to determine the Trading Price of the Debentures beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of such Debentures is greater than or equal to 97% of the product of the Sale Price of the Common Stock and the then applicable Conversion Rate for such Debentures; provided that the Trustee shall be under no duty or obligation to make the calculations described in Section 1.10(a)(ii) hereof or to determine whether the Debentures are convertible pursuant to such section. The Company shall make the calculations described in Section 1.10(a)(ii), using the Trading Price provided by the Trustee.

      The Trustee shall be entitled at its sole discretion to consult with the Company and to request the assistance of and rely upon the Company in connection with the Trustee's duties and obligations pursuant to Section 1.10(a)(ii) hereof (including without limitation the calculation or determination of the Trading Price), and the Company agrees, if requested by the Trustee, to cooperate with, and provide assistance to, the Trustee in carrying out its duties under this
Section 1.10; provided, however, that nothing herein shall be construed to relieve the Trustee of its duties pursuant to Section 1.10(a)(ii) hereof.

            (b) A Holder of a Debenture may convert such Debenture into Common Stock at any time during the periods stated in Section 1.10(a). The number of shares of Common Stock deliverable upon conversion of a Debenture per $1,000 of principal amount thereof (the "Conversion Rate") shall be that set forth in the fourth paragraph on the reverse of such Debenture, subject to adjustment as herein set forth.

            (c) A Holder may convert a portion of the Debentures of either series only if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in this First Supplemental Indenture. On conversion of Debentures of either series, that portion of accrued and unpaid interest on such Debentures attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from the Original Issue Date) through the Conversion Date with respect to such converted Debentures shall be deemed cancelled, extinguished and forfeited through delivery of the Common Stock (together with any cash payment in lieu of fractional shares) in exchange for such Debentures being converted pursuant to the provisions hereof, and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued solely in exchange for the principal amount of such Debentures being converted pursuant to the provisions hereof. The Company's delivery upon conversion of the number of shares of Common Stock into which the Debentures surrendered for conversion are convertible (together with cash in lieu of fractional shares) shall be deemed to satisfy the Company's obligation to pay the principal amount at maturity of the portion of Debentures so converted.

            (d) Conversion Procedures. To convert Debentures, the requirements set forth in Section 1.10(a) and this Section 1.10(d) must be satisfied.

                  (i) To convert the Debentures, a Holder must (1) complete and manually sign the irrevocable conversion notice on the back of the Debentures (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) with respect to Debentures in certificated form, surrender the Debentures to the Conversion Agent or with respect to Debentures represented by Global Securities, cause the book-entry transfer thereof to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required. The date on which the Holder satisfies all such requirements is the conversion date (the "Conversion Date"). As soon as practicable, but in no event later than the fifth Business Day following the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate (or credit the book-entry transfer of such shares of Common Stock) for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 1.10(e). With respect to any Debentures duly tendered for conversion that have a Conversion Date during the period beginning on and including the day after the Notice Date for a Provisional Redemption and ending on and excluding the corresponding Provisional Redemption Date, the Company shall deliver, through the Conversion Agent, to the Holder that tendered such Debentures for conversion on such Provisional Redemption Date, the Make Whole Payment payable with respect to such Debentures called for Provisional Redemption as provided in Section 1.06(a).

                  (ii) Holders of Debentures at the close of business on a
            Record Date will receive payment of interest payable on the corresponding Interest Payment Date notwithstanding the conversion of such Debentures at any time after the close of business on such Record Date. Debentures surrendered for conversion during the period from the close of business on any Record Date to the opening of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest that the Holder is to receive on the Debentures; provided, however, that no such payment need be made with respect to Debentures in respect of which a Redemption Date or Fundamental Change Purchase Date has been set that falls within this period or on such Interest Payment Date or to the extent any overdue interest exists at the time of such conversion. No payment or adjustment will be made for accrued interest on converted Debentures.

                  (iii) The Person in whose name the certificate for such shares of Common Stock is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of Debentures on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such

            Debentures shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of Debentures, such Person shall no longer be a Holder of such Debentures.

                  (iv) No payment or adjustment shall be made for dividends on or other distributions with respect to any Common Stock except as provided in Section 1.10(f) or as otherwise provided in the Indenture. If a Holder converts more than one Debenture at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total principal amount of the Debentures converted. Upon surrender of a Debenture that is converted in part, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder, a new Debenture in an authorized denomination equal in principal amount to the unconverted portion of the Debenture surrendered. If the last day on which Debentures may be converted is not a Business Day in a place where a Conversion Agent is located, the Debentures may be surrendered to that Conversion Agent on the next succeeding day that is a Business Day. A Holder of Debentures is not entitled to any rights of a holder of Common Stock until such Holder has converted its Debentures to Common Stock, and only to the extent such Debentures are deemed to have been converted into Common Stock pursuant to this Section 1.10.

            (e) Cash Payments in Lieu of Fractional Shares. The Company shall not issue a fractional share of Common Stock upon conversion of Debentures. Instead the Company shall deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Sale Price of a full share of Common Stock on the Trading Day immediately preceding the Conversion Date by the fractional amount and rounding the product to the nearest whole cent.

            (f) Adjustments to Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

                  (i) Stock Splits and Combinations. In case the Company, at any time or from time to time after the date hereof (A) subdivides or splits the outstanding shares of Common Stock, (B) combines or reclassifies the outstanding shares of Common Stock into a smaller number of shares or (C) issues by reclassification of the shares of Common Stock any shares of Capital Stock of the Company, then, and in each such case, the Conversion Rate in effect immediately prior to that event or the record date therefor, whichever is earlier, will be adjusted so that the Holder of any Debentures thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Company which the Holder would have owned or have been entitled to receive after the occurrence of any of the events described above, had those Debentures been surrendered for conversion immediately prior to the occurrence of that event or the record date therefor, whichever is earlier.

                  (ii) Stock Dividends in Common Stock. In case the Company, at any time or from time to time after the date hereof pays a dividend or makes a distribution in shares of Common Stock on the Common Stock other than dividends or distributions of shares of Common Stock or other securities with respect to which adjustments are provided in Section 1.10(f)(i) above, and the total number of shares constituting such dividend or distribution exceeds 10% of the total number of shares of Common Stock outstanding at the close of business on the record date fixed for determination of stockholders entitled to receive the dividend or distribution, the Conversion Rate will be adjusted by dividing (A) the Conversion Rate immediately prior to the record date fixed for determination of stockholders entitled to receive the dividend or distribution, by
            (B) a fraction, the numerator of which will be the number of shares of Common Stock outstanding at the close of business on that record date and the denominator of which will be the sum of that number of shares and the total number of shares issued in that dividend or distribution.

            In case the total number of shares constituting that dividend or distribution does not exceed 10% of the total number of shares of Common Stock outstanding at the close of business on the record date fixed for that dividend or distribution, the shares of Common Stock will be considered to be issued as a dividend or distribution at the time of any such next succeeding dividend or other distribution in which the number of shares of Common Stock issued, together with the number of shares issued in all previous such dividends and distributions for which no adjustment to the Conversion Rate has been made, exceeds 10% of the total number of shares of Common Stock outstanding at the close of business on the record date for such dividend or distribution.

                  (iii) Issuance of Rights or Warrants. In case the Company
            issues to all holders of Common Stock rights or warrants expiring within 45 days entitling those holders to subscribe for or purchase Common Stock at a price per share less than the Current Market Price, the Conversion Rate in effect immediately prior to the close of business on the record date fixed for determination of stockholders entitled to receive those rights or warrants will be increased by dividing (A) the Conversion Rate by (B) a fraction, the numerator of which is the sum of the number of shares of Common Stock outstanding at the close of business on that record date and the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at the Current Market Price and the denominator of which is the sum of the number of shares of Common Stock outstanding at the close of business on that record date and the number of additional shares of Common Stock so offered for subscription or purchase. For purposes of this subparagraph
            (iii), the issuance of rights or warrants to subscribe for or purchase securities convertible into Common Stock will be deemed to be the issuance of rights or warrants to purchase the Common Stock into which those securities are convertible at an aggregate offering price equal to the sum of the aggregate offering price of those securities and the minimum aggregate amount (if any) payable upon conversion of such securities into shares of Common Stock. Such adjustment will be made successively whenever any such event shall occur.

                  (iv) Distribution of Indebtedness, Securities or Assets. In
            case the Company distributes to all holders of Common Stock (whether by dividend or in a merger, amalgamation or consolidation or otherwise) evidences of indebtedness, shares of its Capital Stock of any class or series, other securities, cash or assets (other than Common Stock, rights or warrants referred to in subparagraph (iii) above, other than a dividend payable exclusively in cash, shares of Capital Stock or similar equity interests in the case of a Spin-Off referred to in the succeeding paragraph and other than as a result of a Conversion Rate Fundamental Change referred to in paragraph (v) below), the Conversion Rate in effect immediately prior to the close of business on the record date fixed for determination of stockholders entitled to receive that distribution will be increased by dividing (A) the Conversion Rate by (B) a fraction, the numerator of which is the Current Market Price of the Common Stock and the denominator of which is the Current Market Price of the Common Stock plus the Fair Market Value of the portion of those evidences of indebtedness, shares of the Company's Capital Stock, other securities, cash and assets so distributed applicable to one share of Common Stock. Such adjustment shall be made successively whenever any such event shall occur.

            In case of a Spin-Off, the Conversion Rate in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive the relevant dividend or other distribution will be increased by dividing (x) the Conversion Rate by (y) a fraction, the numerator of which is the Current Market Price of the Common Stock and the denominator of which is the Current Market Price of the Common Stock plus the Fair Market Value of the portion of those shares of Capital Stock or similar equity interests so distributed applicable to one share of Common Stock.

            The adjustment to the Conversion Rate under the preceding paragraph will occur at the earlier of (1) the tenth Trading Day from, and including, the effective date of the Spin-Off and (2) the date of the Initial Public Offering of the securities being distributed in the Spin-Off, if that Initial Public Offering is effected simultaneously with the Spin-Off.

                  (v) Conversion Rate Fundamental Change. In case any
            transaction or event (including any merger, consolidation, combination, recapitalization, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation) occurs in which all or substantially all outstanding shares of Common Stock are converted into or exchanged or acquired for or constitute the right to receive stock, other securities, cash, property or assets (each, a "Conversion Rate Fundamental Change"), the holder of each Debenture outstanding immediately prior to the occurrence of a Conversion Rate Fundamental Change which remains outstanding after that Conversion Rate Fundamental Change has the right upon any subsequent conversion to receive the kind and amount of stock, other securities, cash, property or assets that the Holder would have received if that

            Debenture had been converted immediately prior to the Conversion Rate Fundamental Change.

            In case of a Conversion Rate Fundamental Change, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that such Debenture shall be convertible into the kind and amount of shares of stock, other securities, cash or other property or assets receivable upon such Conversion Rate Fundamental Change by a holder of a number of shares of Common Stock issuable upon conversion of such Debentures (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Debentures) immediately prior to such Conversion Rate Fundamental Change assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities, cash or other property or assets receivable upon such Conversion Rate Fundamental Change (provided that, if the kind or amount of stock, other securities, cash or other property or assets receivable upon such Conversion Rate Fundamental Change is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this
      Section 1.10(f)(v) the kind and amount of stock, other securities, cash or other property or assets receivable upon such Conversion Rate Fundamental Change for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 1.10.

            The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Debentures, at its address appearing on the Security Register provided for in Section 2.06 of the Original Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

            The above provisions of this paragraph (v) shall similarly apply to successive Conversion Rate Fundamental Changes.

                  (vi) Self-Tender. In case the Company or any of its
            Subsidiaries engages in a tender or exchange offer (other than an odd-lot tender offer as described in Rule 13e-4(h) of the Exchange
            Act) for all or any portion of the Common Stock that shall expire, and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value that as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer, as it may be amended (the "Expiration Time"), exceeds the Sale Price of the Common Stock as of the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that it shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the Expiration Time by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Sale Price of the Common Stock as of the Trading Day next succeeding the Expiration Time and the denominator of which shall be the sum of (x) the Fair Market Value of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares of Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares of Common Stock deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Sale Price of the Common Stock as of the Trading Day next succeeding the Expiration Time, such increase to become effective as of the opening of business on the Trading Day next succeeding the Expiration Time. In the event that the Company is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

                  (vii) Extraordinary distribution in cash. In case the Company pays a dividend or makes a distribution in cash on the Common Stock and the amount of cash constituting the dividend or distribution, together with all other cash distributions made by the Company on the Common Stock in the preceding twelve months for which an adjustment has not been made previously pursuant to this Section 1.10(f)(vii), exceeds 15% of the Current Market Price of the Common Stock at the close of business on the day that the Common Stock trades ex-distribution, the Conversion Rate in effect immediately before the close of business on the day that the Common Stock trades ex-distribution will be adjusted by dividing (A) the Conversion Rate by (B) a fraction, the numerator of which will be the Current Market Price of the Common Stock and the denominator of which will be the Current Market Price of the Common Stock plus the amount per share of such dividend or distribution, to the extent it exceeds 15% of the Current Market Price of the Common Stock at the close of business on the day that the Common Stock trades ex-distribution.

            (g) Anything in paragraph (f) to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Conversion Rate unless and until the net effect of one or more adjustments (each of which shall be carried forward until counted toward adjustment), determined as above provided, shall have resulted in a change of the Conversion Rate by at least l%, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Rate by at least 1%, such change in the Conversion Rate shall thereupon be given effect. In the event that, at any time as a result of the provisions of this Section 1.10, the Holders of Debentures upon subsequent conversion shall become entitled to receive any shares of the Company's Capital Stock other than Common Stock, the number of such other shares so receivable upon conversion of Debentures shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

            (h) There shall be no adjustment of the Conversion Rate in case of the issuance of any Capital Stock of the Company in a merger, reorganization, acquisition, reclassification, recapitalization or other similar transaction except as provided in this Section.

            (i) In any case in which Section 1.10 requires that an adjustment as a result of any event is to become effective from and after a record date, the Company may elect to defer until after the occurrence of that event
      (i) issuing to the Holder of any Debentures converted after that record date and before the occurrence of that event the additional shares of Common Stock issuable upon that conversion over and above the shares issuable on the basis of the Conversion Rate in effect immediately prior to adjustment and (ii) paying to such Holder any amount by delivering cash in lieu of a fractional share of Common Stock.

            (j) The Board of Directors shall have the power to resolve any ambiguity or, subject to applicable law, correct any error in this Section
      1.10 and its action in so doing shall be final and conclusive.

            (k) If the Company takes a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver the dividend or distribution, then no adjustment in the Conversion Rate then in effect shall be required by reason of the taking of the record.

            (l) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until the Business Day following the receipt by a Responsible Officer of the Trustee of such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. The certificate shall, absent manifest error, be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof. Promptly after delivery of such certificate, the Company shall provide notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective to the Holders of Debentures. Failure to deliver the notice shall not affect the legality or validity of any such adjustment. The Company shall file with the Trustee and the Conversion Agent such notice.

            (m) For purposes of this Section 1.10, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The

      Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

            (n) Notwithstanding the foregoing provisions of this Section 1.10, no adjustment shall be made thereunder, nor shall an adjustment be made to the ability of a Holder of a Debenture to convert, for any distribution described therein if the Holder will otherwise participate in the distribution without conversion of such Holder's Debentures.

            (o) The Company has entered into a Rights Agreement dated as of April 4, 1996 (the "Rights Agreement") with The Bank of New York, as Rights Agent. Under the Rights Agreement, preferred stock purchase rights (the "Rights") have been, and may in the future be, issued in respect of shares of Common Stock. Holders shall, in respect of each share of Common Stock issued upon conversion of any Debenture pursuant to Section 1.10(a), be entitled to receive the appropriate number of Rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as provided by and subject to the terms of the Rights Agreement as in effect at the time of such conversion, unless, prior to conversion, such Rights have expired, terminated, been redeemed or separated from the Common Stock. If hereafter the Rights separate from the Common Stock in accordance with the provisions of the Rights Agreement so that a Holder would thereafter not be entitled to receive any Rights in respect of the Common Stock issuable upon conversion of such Debenture, the Conversion Rate will be adjusted as provided in Section 1.10(f)(iv) on the separation date; provided that the Conversion Rate shall be subject to readjustment in the event of any subsequent expiration, termination or redemption of such Rights. In lieu of any such adjustment, the Company may amend the Rights Agreement to provide that upon conversion Holders will receive, in addition to the Common Stock issuable upon such conversion, the Rights which would have attached to such shares of Common Stock if the Rights had not become separated from the Common Stock pursuant to the provisions of the Rights Agreement.

            (p) Miscellaneous Provisions Relating to Conversion.

                  (i) When No Adjustment Required. No adjustment to the
            Conversion Rate need be made:

                        (1) upon the issuance of any shares of Common Stock
                  pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

                        (2) upon the issuance of any shares of Common Stock or
                  options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

                        (3) upon the issuance of any shares of Common Stock
                  pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in (2) above and outstanding as of the date the Debentures were first issued;

                        (4) for a change in the par value of the Common Stock;
                  or

                        (5) for accrued and unpaid interest.

      To the extent the Debentures become convertible into cash, assets or property (other than Capital Stock of the Company or securities to which Section 1.10(f)(iv) or (f)(v)applies), no adjustment shall be made thereafter as to the cash, assets or property. Interest shall not accrue on such cash, assets or property.

                  (ii) Voluntary Increase. The Company may make such increases in the Conversion Rate, in addition to those required by Section 1.10(f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company may from time to time increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is so increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of such increase. The notice shall state the increased Conversion Rate and the period it shall be in effect. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such notice except to exhibit the same to any Holder desiring inspection thereof. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect.

                  (iii) Successive Adjustments. After an adjustment to the
            Conversion Rate under Section 1.10(f), any subsequent event requiring an adjustment under Section 1.10(f) shall cause an adjustment to the Conversion Rate as so adjusted.

      Section 1.11 Taxes on Shares Issued. The issue of stock certificates on conversions of Debentures shall be made without charge to the converting Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Debenture converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      Section 1.12 Reservation of Shares; Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to permit the conversion of all the outstanding Debentures as such Debentures are presented for conversion from time to time.Subject to Section 1.11, the Company covenants that all shares of Common Stock which may be issued upon conversion of Debentures will upon delivery be fully paid and nonassessable, free from all taxes, liens and charges and not subject to any preemptive rights.

      The Company further covenants that, if at any time the Common Stock shall be listed on The Nasdaq National Market or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Debentures; provided, however, that, if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Debentures into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Debentures in accordance with the requirements of such exchange or automated quotation system at such time.

      Section 1.13 Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Debentures to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any other Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Debenture for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section 1.10. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 1.10(f)(v) relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Debentures after any event referred to in such Section 1.10(f)(v) or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01 of the Original Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

      Section 1.14 Notice to Holders Prior to Certain Actions. In case:

            (a) the Company shall take any action that would require an adjustment in the Conversion Rate pursuant to Section 1.10(f); or;

            (b) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and provide to each Holder of Debentures at least ten days prior to the applicable date hereinafter specified, notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or
(y), if known, the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and, if known, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

      Section 1.15 Merger, Consolidation or Sale of Assets. Solely for purposes of the Debentures, Section 5.01 of the Original Indenture is amended to read as follows:

      SECTION 5.01. Merger, Consolidation or Sale of Assets. The Company shall not consolidate with or merge into or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one transaction or series of transactions, to another Person unless:

      (a) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

      (b) the entity or Person formed by or surviving any such consolidation or merger other than the Company) or the entity or Person to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Debentures and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

      (c) immediately after giving effect such transaction no Default shall have occurred and be continuing; and

      (d) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Indenture.

The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Debentures.

      Section 1.16 Events of Default. Solely for purposes of the Debentures,
Section 6.01 of the Original Indenture is amended to read as follows:

      SECTION 6.01. Events of Default. Each of the following shall constitute an Event of Default with respect to a series of Debentures:

      (1) default for 30 days in the payment of interest when due on such series of Debentures;

      (2) default in the payment of the principal of, or premium, if any, on such series of Debentures, at their Maturity, including pursuant to the Company's obligation to repurchase Debentures upon the occurrence of a Fundamental Change pursuant to Section 1.07 of the First Supplemental Indenture or upon the exercise by a Holder of its option to require the Company to repurchase such Holder's Debentures pursuant to Section 1.08 of the First Supplemental Indenture;

      (3) the Company fails to comply with the provisions described under
      Article 5 of the Original Indenture, as modified by the First Supplemental Indenture;

      (4) the Company fails to comply with Section 4.02, 4.03, 4.04 or 4.05 of the Original Indenture or Section 1.20 of the First Supplemental Indenture and such failure continues for 30 days after notice (as specified below);

      (5) the Company fails to comply with any of its agreements in the Debentures or the Indenture relating to the Debentures (other than those referred to in clause (1), (2), (3) or (4) above) and such failure continues for 60 days after notice (as specified below);

      (6) the Company pursuant to or within the meaning of any Bankruptcy Law:

            (A) commences a voluntary case;

            (B) consents to the entry of an order for relief against it in an involuntary case;

            (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

            (D) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency; or

      (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (A) is for relief against the Company in an involuntary case;

            (B) appoints a Custodian for the Company or for any substantial part of its property; or

            (C) orders the winding up or liquidation of the Company; or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

      (8) the Company fails to give notice to Holders of the Holders' right to require the Company to purchase a Holder's Debentures of such series upon a Fundamental Change;

      (9) default in the Company's obligation to convert such series of Debentures upon exercise of a Holder's conversion right in accordance with the terms hereof;

      (10) the Company fails to pay when due principal, interest or premium aggregating $100,000,000 or more with respect to any of its indebtedness or the acceleration of any such indebtedness, which default shall not be cured or waived, or such acceleration shall not be rescinded or annulled, within 30 days after notice; or

      (11) any final judgment or judgments for the payment of money in excess of $100,000,000 shall be rendered against the Company and shall not be discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect.

      The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

      The term "Custodian" means, for the purposes of this Article Six, any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

      A Default under clauses (4) or (5) is not an Event of Default with respect to a series of Debentures until the Trustee or the Holders of at least 25% in principal amount of the outstanding Debentures of such series notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

      The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default which with the giving of notice or the lapse of time would become an Event of Default under clause (4) or (5), its status and what action the Company is taking or proposes to take with respect thereto.

      Section 1.17 Amendments; Waiver.

            (a) In addition to those matters set forth in Section 9.01 of the Original Indenture, with respect to each series of Debentures, the Company and the Trustee may amend or enter into a supplemental Indenture without the consent of any Holder to eliminate the Company's right pursuant to
      Section 1.08(c) to elect to pay in Common Stock the Purchase Price for any Debentures tendered by a Holder pursuant to Section 1.08(a).

            (b) In addition to those matters set forth in Section 9.02 of the Original Indenture, with respect to the Debentures, no amendment or supplemental indenture shall without the consent of the Holder of each Debenture affected thereby:

                  (i) reduce the Redemption Price, Make-Whole Amount, Purchase
            Price or Fundamental Change Purchase Price of the Debentures; or

                  (ii) make any change that impairs or adversely affects the
            Holders' right to convert the Debentures in accordance with their terms and this First Supplemental Indenture.

In addition, with respect to the Debentures, to the extent set forth in and subject to the limitations in Section 6.04 of the Original Indenture, the Holders of at least a majority in aggregate principal amount of the outstanding Debentures of a series may waive an existing default with respect to that series and its consequences other than any Default resulting from a failure to convert any Debenture of that series in accordance with its terms and the Indenture.

      Section 1.18 Register of Securities; Paying Agent; Conversion Agent. Initially, the Trustee shall act as Paying Agent, Conversion Agent and Security Registrar with respect to the Debentures with the "Place of Payment" for the Debentures initially being the Corporate Trust Office. The Company may appoint and change any Paying Agent, Conversion Agent, Security Registrar or co-registrar or approve a change in the office through which any Paying Agent acts without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Security Registrar or co-registrar.

      Section 1.19 Calculations in Respect of the Debentures. The Company will be responsible for making all calculations called for hereunder and under the Debentures. These calculations include, but are not limited to, determination of the Trading Price, Current Market Price, Fair Market Value, Make Whole Payment, Market Price, Sale Price, accrued interest payable on the Debentures and the Conversion Rate of the Debentures. The Company will make these calculations in good faith and, absent manifest error, these calculations will be final and binding on the Holders. Promptly after the calculation thereof, the Company will provide to each of the Trustee and the Conversion Agent an Officers' Certificate setting forth a schedule of its calculations and each of the Trustee and the Conversion Agent is entitled to conclusively rely upon the accuracy of such calculations without independent verification. The Trustee, the Conversion Agent and the Paying Agent shall not be responsible for making any calculation or determination referred to in Sections 1.06, 1.07, 1,08, 1.09, 1.10 and 1.14. The Trustee will forward the Company's calculations to any Holder upon the request of such Holder.

      Section 1.20 Limitation on Liens. Solely for purposes of the Debentures, and in addition to the covenants set forth in Article Four of the Original Indenture, the following covenant shall apply with respect to the Debentures:

      The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien (other than existing Liens) securing Specified Indebtedness of any nature whatsoever on any of its properties or assets, whether owned at the Original Issue Date or thereafter acquired without effectively providing that the Debentures are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the Debentures, prior to) the obligations so secured for so long as such obligations are so secured.

                                   ARTICLE 2

                            MISCELLANEOUS PROVISIONS

      Section 2.01 Recitals by the Company. The recitals in this First Supplemental Indenture are made by the Company only and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. All of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Debentures and of this First Supplemental Indenture as fully and with like effect as if set forth herein in full. The Trustee makes no representations as to the validity or sufficiency of the First Supplemental Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of the Debentures or the proceeds thereof.

      Section 2.02 Ratification and Incorporation of Original Indenture. As supplemented and modified hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

      Section 2.03 Executed in Counterparts. This First Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

      Section 2.04 Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

      IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

                                      LUCENT TECHNOLOGIES INC.



                                      By:   /s/ Frank A. D'Amelio
                                            --------------------------------
                                      Name: Frank A. D'Amelio
                                      Title:  Executive Vice President and
                                      Chief Financial Officer
                                      THE BANK OF NEW YORK,
                                           as Trustee

                                      By:   /s/ Geovanni Barris
                                            --------------------------------
                                      Name:  Geovanni Barris
                                      Title:    Vice President

                                   EXHIBIT A-1

                                     FORM OF
              2 3/4% SERIES A CONVERTIBLE SENIOR DEBENTURE DUE 2023

[If applicable, insert: THIS SENIOR DEBENTURE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SENIOR DEBENTURE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SENIOR DEBENTURE REGISTERED, AND NO TRANSFER OF THIS SENIOR DEBENTURE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS SENIOR DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY SENIOR DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No.                                                   CUSIP No. 549463 AG 2
                                                      ISIN No. US549463AG24



                            LUCENT TECHNOLOGIES INC.
              2 3/4% SERIES A CONVERTIBLE SENIOR DEBENTURE DUE 2023

Principal Amount: $

Record Date: Close of business on the first calendar day of the calendar month of the relevant Interest Payment Date (whether or not a Business Day)

Original Issue Date: June 4, 2003

Stated Maturity: June 15, 2023

Interest Payment Dates: Semi-annually on June 15 and December 15 of each year, commencing December 15, 2003

Interest Rate: 2 3/4% per annum (as provided for on the reverse hereof)

Authorized Denomination: $1,000 and any integral multiples thereof

                                     A-1-1

Lucent Technologies Inc., a Delaware corporation (the "Company," which term includes any successor corporation under the Indenture referred to on the
reverse hereof), for value received, hereby promises to pay to           , or
registered assigns, the principal sum of        DOLLARS ($       ) on the Stated
Maturity shown above and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above, commencing on December 15, 2003 and on the Stated Maturity at the rate per annum shown above (the "Interest Rate") until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this 2 3/4% Series A Convertible Senior Debenture due 2023 (this "Security") is registered on the Record Date as specified above next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Company, notice whereof shall be given to Holders of Debentures of this series not less than 30 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Debentures shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

      Payments of interest on this Security will include interest accrued to but excluding the respective Interest Payment Dates. Payments of interest for this Security shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months and will accrue from June 4, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for. In the event that any date on which interest is payable on this Security is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

      Payment of principal of and interest on this Security shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of and interest on the Debentures of this series represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security, provided that, in the case of payments of principal such Global Security is first surrendered to the Paying Agent. If any of the Debentures of this series are no longer represented by a Global Security,
(i) payments of principal and interest due at the Stated Maturity or earlier redemption or purchase of such Debentures shall be made at the office of the Paying Agent upon surrender of such Debentures to the Paying Agent, and (ii) payments of interest shall be made, at the option of the Company, subject to such surrender where applicable, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or
(B) by wire transfer at such place and to such account at a

                                     A-1-2
banking institution in the United States as may be designated in writing to the Trustee at least 20 days prior to the date for payment by the Person entitled thereto.

      The Debentures of this series shall be subject to provisional redemption by the Company, in whole or in part, at any time after June 20, 2008 and prior to June 20, 2010 (a "Provisional Redemption Date") at the Redemption Price (as defined in the Indenture).

      Upon any such Provisional Redemption, the Company shall pay on such Provisional Redemption Date an additional payment (the "Make Whole Payment") on such Provisional Redemption Date with respect to the series of Debentures called for redemption in an amount equal to the present value of all remaining interest payments on such Debentures from the Provisional Redemption Date through and including the First Optional Redemption Date with respect to such series of Debentures, calculated using a discount rate equal to the Treasury Yield, as further described in the Indenture.

      The Debentures of this series shall be redeemable, in whole or in part, at the option of the Company on any date on or after June 20, 2010 (an "Optional Redemption Date"), at the Redemption Price (as defined in the Indenture). Each of the Provisional Redemption Date and the Optional Redemption Date shall be considered a "Redemption Date."

      Notice of any redemption by the Company will be mailed at least 30 days but not more than 60 days before any Redemption Date to each Holder of Debentures of this series to be redeemed. If Notice of a redemption is provided and funds are deposited as required, interest will cease to accrue on and after the Redemption Date on the Debentures of this series or portions of Debentures of this series called for redemption. In the event that any Redemption Date is not a Business Day, the Company will pay the Redemption Price (and in the event of a Provisional Redemption, the Make Whole Payment) on the next Business Day without any additional interest or other payment due. If less than all the Debentures of this series are to be redeemed at the option of the Company, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Debentures of this series to be redeemed in whole or in part. The Trustee may select for redemption Debentures of this series and portions of the Debentures of this series in amounts of whole multiples of $1,000.

      A Holder shall have the option to require the Company to purchase any or all of the Debentures of this series held by such Holder on June 15, 2010, June 15, 2015 and June 15, 2020 (each, a "Purchase Date") at a purchase price (the "Purchase Price") equal to the principal amount of the Debentures of this series to be purchased plus any accrued and unpaid interest to but excluding the Purchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, from the opening of business on the date that is 23 Business Days prior to such Purchase Date until the close of business on the third Business Day prior to such Purchase Date and upon delivery of the Debentures of this series to the Paying Agent by the Holder as set forth in the Indenture.

      If a Fundamental Change shall occur at any time prior to Stated Maturity, each Holder shall have the right, at such Holder's option and subject to the terms and conditions of the Indenture, to require the Company to purchase any or all of such Holder's Debentures of this series or any portion of the principal amount thereof that is equal to $1,000 or an integral

                                     A-1-3
multiple of $1,000 on the day specified in the Fundamental Change Purchase Notice that is not less than 30 nor more than 45 Business Days after the occurrence of the Fundamental Change (subject to extension to comply with applicable law) for the Fundamental Change Purchase Price (as defined in the Indenture) upon delivery of a Fundamental Change Purchase Notice containing the information set forth in the Indenture.

      Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.

      If cash sufficient to pay a Fundamental Change Purchase Price or Purchase Price, as the case may be, of all Debentures of this series or portions thereof to be purchased as of the Fundamental Change Purchase Date or the Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Fundamental Change Purchase Date or the Purchase Date, as the case may be, interest shall cease to accrue on such Debentures of this series (or portions thereof) on and after such date, and the Holder thereof shall have no other rights as such (other than the right to receive the Fundamental Change Purchase Price or Purchase Price, as the case may be, upon surrender of such Debenture).

      In the event of redemption or purchase of this Security in part only, a new Security or Debentures of this series and of like tenor for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the surrender hereof.

      The Debentures of this series shall not have a sinking fund.

      The Debentures of this series shall constitute the direct unsecured and unsubordinated debt obligations of the Company and shall rank equally in priority with the Company's existing and future unsecured and unsubordinated indebtedness.

      REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

      Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


                                     A-1-4

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

                               LUCENT TECHNOLOGIES INC.




                               By:
                                  ---------------------------------
                               Name:
                               Title:




                  CERTIFICATE OF AUTHENTICATION

      This is one of the Debentures of the series designated therein referred to in the within-mentioned Indenture.

                                    THE BANK OF NEW YORK,
                                      as Trustee

                                    By:
                                       ---------------------------------
                                       Authorized Officer



                                     A-1-5

                           (Reverse Side of Security)

      This 2 3/4% Series A Convertible Senior Debenture due 2023 is one of a duly authorized issue of Securities of the Company (the "Securities"), issued and issuable in one or more series under a Senior Indenture, dated as of June 4, 2003, as supplemented (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof as 2 3/4% Series A Convertible Senior Debentures due 2023 initially in the aggregate principal amount of $750,000,000 (plus up to an additional $112,500,000 principal amount upon exercise by the Underwriters of their over-allotment option pursuant to the Underwriting Agreement relating to the Securities). Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

      Subject to the procedures set forth in the Indenture and upon satisfaction of at least one of the conditions set forth in Section 1.10(a) of the Indenture and during the period provided therein, a Holder may convert Securities of this series into Common Stock of the Company on or before the close of business on June 14, 2023.

      Securities of this series in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such Securities of this series may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

      The initial Conversion Rate is 299.4012 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture. The Company shall deliver cash or a check in lieu of any fractional share of Common Stock.

      Holders of Securities of this series at the close of business on a Record Date will receive payment of interest payable on the corresponding Interest Payment Date notwithstanding the conversion of such Securities of this series at any time after the close of business on such Record Date. Securities of this series surrendered for conversion during the period from the close of business on any Record Date to the opening of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest that the Holder is to receive on the Securities of this series (except with respect to Securities of this series in respect of which a Redemption Date or Fundamental Change Purchase Date has been set that falls within this period or on such Interest Payment Date or to the extent any overdue interest exists at the time of such conversion). No payment or adjustment will be made for accrued interest on converted Securities of this series.

      To convert the Securities of this series a Holder must (1) complete and manually sign the irrevocable conversion notice on the back of the Securities of this series (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) surrender the Securities of this series to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if

                                     A-1-6
required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

      A Holder may convert a portion of the Securities of this series only if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture. On conversion of Securities of this series, that portion of accrued and unpaid interest on such Securities attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from the Original Issue Date) through the Conversion Date shall be deemed cancelled, extinguished and forfeited through delivery of the Common Stock (together with any cash payment in lieu of fractional shares) in exchange for such Securities being converted pursuant to the provisions hereof, and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued solely in exchange for the principal amount of such Securities being converted pursuant to the provisions hereof.

      If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of all series affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Securities of each series affected thereby (each as a separate class). The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the outstanding Securities of each series with respect to which a default under the Indenture shall have occurred and be continuing (each as a separate class), on behalf of the Holders of the Securities of all such series, to waive, with certain exceptions, such default under the Indenture and its consequences. The Indenture also permits the Holders of not less than a majority in principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture affecting such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and

                                     A-1-7
the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Trustee, Paying Agent, Conversion Agent and Security Registrar under the Indenture, each in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Security Registrar.

      The Company will be responsible for making all calculations called for under the Securities of this series. These calculations include, but are not limited to, determination of the Trading Price, Current Market Price, Fair Market Value, Market Price, Sale Price, accrued interest payable on the Securities of this series and Conversion Rate of the Securities of this series. The Company will make these calculations in good faith and, absent manifest error, these calculations will be final and binding on the Holders of the Securities of this series. Promptly after the calculation thereby, the Company will provide to each of the Trustee and the Conversion Agent an Officers' Certificate setting forth a schedule of its calculations and each of the Trustee and the Conversion Agent is entitled to rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company's calculations to any Holder upon the request of such Holder.

      The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Securities of this series and for covenant defeasance at any time of certain covenants in the Indenture upon compliance with certain conditions set forth in the Indenture.

      Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to the limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged at the office or agency of the Company.

      THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.



                                     A-1-8

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common      UNIF GIFT MIN ACT- ______ Custodian _______
                                                      (Cust)           (Minor)

TEN ENT--as tenants by the entireties

JT TEN--as joint tenants with rights of             under Uniform Gifts to
survivorship and not as tenants in common           Minors Act ________________
                                                                   (State)

Additional abbreviations may also be used though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto (please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE





the within Security and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:____________



                                   NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

                                   Signature Guarantee:  _______________________






                                     A-1-9

                               SIGNATURE GUARANTEE

      Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



                                     A-1-10

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

  The following increases or decreases in this Global Security have been made:

                                                Principal       Signature of
              Amount of        Amount of      Amount of this     authorized
             decrease in      increase in    Global Security    signatory of
   Date       Principal        Principal      following such     Trustee or
            Amount of this   Amount of this    decrease or       Securities
           Global Security  Global Security      increase        Custodian
--------------------------------------------------------------------------------



                                     A-1-11

                            FORM OF CONVERSION NOTICE

To:   LUCENT TECHNOLOGIES INC.

      The undersigned registered holder of this Security hereby exercises the option to convert this Security, or portion hereof (which is $1,000 principal amount or an integral multiple thereof) designated below, for shares of Common Stock of Lucent Technologies Inc. in accordance with the terms of the Indenture referred to in this Security, and directs that the shares, if any, issuable and deliverable upon such conversion, together with any check for cash deliverable upon such conversion, and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

      This notice shall be deemed to be an irrevocable exercise of the option to convert this Security.

Dated:                              --------------------------------------------

                                    --------------------------------------------
                                                Signature(s)


                                    Signature(s) must be guaranteed by a
                                    commercial bank or trust company or a member firm of a major stock exchange if shares of Common Stock are to be issued, or Securities to be delivered, other than to or in the name of the registered holder.


                                    --------------------------------------------
                                               Signature Guarantee

Fill in for registration of
shares if to be delivered, and
Securities if to be issued other
than to and in the name of
registered holder:


--------------------------------
(Name) Certificate No.(s) of Securities (not required for Global Securities)-------------


(Street Address)                    Principal amount to be converted
                                    (if less than all):   $          ,000
                                                           ----------

--------------------------------    -------------------------------------------
(City state and zip code)           Social Security or Other Taxpayer Number
Please print name and address





                                     A-1-12

                   FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE


To:   LUCENT TECHNOLOGIES INC.

      The undersigned registered holder of this Security hereby acknowledges receipt of a notice from Lucent Technologies Inc. (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a integral multiple thereof) designated below, in accordance with the terms and conditions specified in this Security and the Indenture referred to in this Security and directs that the check in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:                              --------------------------------------------


                                    --------------------------------------------
                                                 Signature(s)


                                    Signature(s) must be guaranteed by a
                                    commercial bank or trust company or a member firm of a major stock exchange if Securities are to be delivered, other than to or in the name of the registered holder.

                                    --------------------------------------------
                                               Signature Guarantee

Fill in for registration of Securities if to be issued other than to and in the name of registered holder:

--------------------------------
(Name) Certificate No.(s) of Securities (not required for Global Securities)-------------

--------------------------------
(Street Address)                    Principal amount to be converted
                                    (if less than all):   $          ,000
                                                           ----------

--------------------------------    --------------------------------------------
(City state and zip code)           Social Security or Other Taxpayer Number
Please print name and address




                                     A-1-13

                             FORM OF PURCHASE NOTICE

To:            LUCENT TECHNOLOGIES INC.

               The undersigned registered holder of this Security hereby acknowledges receipt of a notice from Lucent Technologies Inc. (the "Company") as to the holder's option to require the Company to repurchase this Security and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a integral multiple thereof) designated below, in accordance with the terms and conditions specified in this Security and the Indenture referred to in this Security and directs that the check in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

                                    --------------------------------------------


                                    --------------------------------------------
                                                    Signature(s)


                                    Signature(s) must be guaranteed by a
                                    commercial bank or trust company or a member firm of a major stock exchange if Securities are to be delivered, other than to or in the name of the registered holder.


                                    --------------------------------------------
                                             Signature Guarantee

Fill in for registration of Securities if to be issued other than to and in the name of registered holder:

--------------------------------
(Name) Certificate No.(s) of Securities (not required for Global Securities)-------------

--------------------------------
(Street Address)                    Principal amount to be converted
                                    (if less than all):   $          ,000
                                                           ----------

--------------------------------    --------------------------------------------
(City state and zip code)           Social Security or Other Taxpayer Number
Please print name and address




                                     A-1-14

                                   EXHIBIT A-2

                                     FORM OF
             2 3/4% SERIES B CONVERTIBLE SENIOR DEBENTURE DUE 2025

[If applicable, insert: THIS SENIOR DEBENTURE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SENIOR DEBENTURE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SENIOR DEBENTURE REGISTERED, AND NO TRANSFER OF THIS SENIOR DEBENTURE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

7

UNLESS THIS SENIOR DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY SENIOR DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No.                                                        CUSIP No. 549463 AH 0
                                                           ISIN No. US549463AH07



                            LUCENT TECHNOLOGIES INC.
             2 3/4% SERIES B CONVERTIBLE SENIOR DEBENTURE DUE 2025

Principal Amount: $

Record Date: Close of business on the first calendar day of the calendar month of the relevant Interest Payment Date (whether or not a Business Day)

Original Issue Date: June 4, 2003

Stated Maturity: June 15, 2025

Interest Payment Dates: Semi-annually on June 15 and December 15 of each year, commencing December 15, 2003

Interest Rate: 2 3/4% per annum (as provided for on the reverse hereof)

Authorized Denomination: $1,000 and any integral multiples thereof



                                     A-2-1

      Lucent Technologies Inc., a Delaware corporation (the "Company," which term includes any successor corporation under the Indenture referred to on the
reverse hereof), for value received, hereby promises to pay to             , or
registered assigns, the principal sum of                DOLLARS ($            )
on the Stated Maturity shown above and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above, commencing on December 15, 2003 and on the Stated Maturity at the rate per annum shown above (the "Interest Rate") until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this 2 3/4% Series B Convertible Senior Debenture due 2025 (this "Security") is registered on the Record Date as specified above next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Company, notice whereof shall be given to Holders of Debentures of this series not less than 30 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Debentures shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

      Payments of interest on this Security will include interest accrued to but excluding the respective Interest Payment Dates. Payments of interest for this Security shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months and will accrue from June 4, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for. In the event that any date on which interest is payable on this Security is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

      Payment of principal of and interest on this Security shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of and interest on the Debentures of this series represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security, provided that, in the case of payments of principal such Global Security is first surrendered to the Paying Agent. If any of the Debentures of this series are no longer represented by a Global Security,
(i) payments of principal and interest due at the Stated Maturity or earlier redemption or purchase of such Debentures shall be made at the office of the Paying Agent upon surrender of such Debentures to the Paying Agent, and (ii) payments of interest shall be made, at the option of the Company, subject to such surrender where applicable, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or
(B) by wire transfer at such place and to such account at a


                                     A-2-2
banking institution in the United States as may be designated in writing to the Trustee at least 20 days prior to the date for payment by the Person entitled thereto.

      The Debentures of this series shall be subject to provisional redemption by the Company, in whole or in part, at any time after June 20, 2009 and prior to June 20, 2013 (a "Provisional Redemption Date") at the Redemption Price (as defined in the Indenture).

      Upon any such Provisional Redemption, the Company shall pay on such Provisional Redemption Date an additional payment (the "Make Whole Payment") on such Provisional Redemption Date with respect to the series of Debentures called for redemption in an amount equal to the present value of all remaining interest payments on such Debentures from the Provisional Redemption Date through and including the First Optional Redemption Date with respect to such series of Debentures, calculated using a discount rate equal to the Treasury Yield, as further described in the Indenture.

      The Debentures of this series shall be redeemable, in whole or in part, at the option of the Company on any date on or after June 20, 2013 (an "Optional Redemption Date"), at the Redemption Price (as defined in the Indenture). Each of the Provisional Redemption Date and the Optional Redemption Date shall be considered a "Redemption Date."

      Notice of any redemption by the Company will be mailed at least 30 days but not more than 60 days before any Redemption Date to each Holder of Debentures of this series to be redeemed. If Notice of a redemption is provided and funds are deposited as required, interest will cease to accrue on and after the Redemption Date on the Debentures of this series or portions of Debentures of this series called for redemption. In the event that any Redemption Date is not a Business Day, the Company will pay the Redemption Price (and in the event of a Provisional Redemption, the Make Whole Payment) on the next Business Day without any additional interest or other payment due. If less than all the Debentures of this series are to be redeemed at the option of the Company, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Debentures of this series to be redeemed in whole or in part. The Trustee may select for redemption Debentures of this series and portions of the Debentures of this series in amounts of whole multiples of $1,000.

      A Holder shall have the option to require the Company to purchase any or all of the Debentures of this series held by such Holder on June 15, 2013 and June 15, 2019 (each, a "Purchase Date") at a purchase price (the "Purchase Price") equal to the principal amount of the Debentures of this series to be purchased plus any accrued and unpaid interest to but excluding the Purchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, from the opening of business on the date that is 23 Business Days prior to such Purchase Date until the close of business on the third Business Day prior to such Purchase Date and upon delivery of the Debentures of this series to the Paying Agent by the Holder as set forth in the Indenture.

      If a Fundamental Change shall occur at any time prior to Stated Maturity, each Holder shall have the right, at such Holder's option and subject to the terms and conditions of the Indenture, to require the Company to purchase any or all of such Holder's Debentures of this series or any portion of the principal amount thereof that is equal to $1,000 or an integral


                                     A-2-3
multiple of $1,000 on the day specified in the Fundamental Change Purchase Notice that is not less than 30 nor more than 45 Business Days after the occurrence of the Fundamental Change (subject to extension to comply with applicable law) for the Fundamental Change Purchase Price (as defined in the Indenture) upon delivery of a Fundamental Change Purchase Notice containing the information set forth in the Indenture.

      Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.

      If cash sufficient to pay a Fundamental Change Purchase Price or Purchase Price, as the case may be, of all Debentures of this series or portions thereof to be purchased as of the Fundamental Change Purchase Date or the Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Fundamental Change Purchase Date or the Purchase Date, as the case may be, interest shall cease to accrue on such Debentures of this series (or portions thereof) on and after such date, and the Holder thereof shall have no other rights as such (other than the right to receive the Fundamental Change Purchase Price or Purchase Price, as the case may be, upon surrender of such Debenture).

      In the event of redemption or purchase of this Security in part only, a new Security or Debentures of this series and of like tenor for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the surrender hereof.

      The Debentures of this series shall not have a sinking fund.

      The Debentures of this series shall constitute the direct unsecured and unsubordinated debt obligations of the Company and shall rank equally in priority with the Company's existing and future unsecured and unsubordinated indebtedness.

      REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

      Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.



                                     A-2-4

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

                                    LUCENT TECHNOLOGIES INC.



                                    By:
                                       ----------------------------------------
                                    Name:

                                    Title:




                         CERTIFICATE OF AUTHENTICATION

               This is one of the Debentures of the series designated therein referred to in the within-mentioned Indenture.

                                    THE BANK OF NEW YORK,
                                         as Trustee

                                    By:
                                        ----------------------------------------
                                        Authorized Officer

                                     A-2-5

                           (Reverse Side of Security)

      This 2 3/4% Series B Convertible Senior Debenture due 2025 is one of a duly authorized issue of Securities of the Company (the "Securities"), issued and issuable in one or more series under a Senior Indenture, dated as of June 4, 2003, as supplemented (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof as 2 3/4% Series B Convertible Senior Debentures due 2025 initially in the aggregate principal amount of $775,000,000 (plus up to an additional $116,250,000 principal amount upon exercise by the Underwriters of their over-allotment option pursuant to the Underwriting Agreement relating to the Securities). Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

      Subject to the procedures set forth in the Indenture and upon satisfaction of at least one of the conditions set forth in Section 1.10(a) of the Indenture and during the period provided therein, a Holder may convert Securities of this series into Common Stock of the Company on or before the close of business on June 14, 2025.

      Securities of this series in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such Securities of this series may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

      The initial Conversion Rate is 320.5128 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture. The Company shall deliver cash or a check in lieu of any fractional share of Common Stock.

      Holders of Securities of this series at the close of business on a Record Date will receive payment of interest payable on the corresponding Interest Payment Date notwithstanding the conversion of such Securities of this series at any time after the close of business on such Record Date. Securities of this series surrendered for conversion during the period from the close of business on any Record Date to the opening of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest that the Holder is to receive on the Securities of this series (except with respect to Securities of this series in respect of which a Redemption Date or Fundamental Change Purchase Date has been set that falls within this period or on such Interest Payment Date or to the extent any overdue interest exists at the time of such conversion). No payment or adjustment will be made for accrued interest on converted Securities of this series.

      To convert the Securities of this series a Holder must (1) complete and manually sign the irrevocable conversion notice on the back of the Securities of this series (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) surrender the Securities of this series to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if


                                     A-2-6
required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

      A Holder may convert a portion of the Securities of this series only if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture. On conversion of Securities of this series, that portion of accrued and unpaid interest on such Securities attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from the Original Issue Date) through the Conversion Date shall be deemed cancelled, extinguished and forfeited through delivery of the Common Stock (together with any cash payment in lieu of fractional shares) in exchange for such Securities being converted pursuant to the provisions hereof, and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued solely in exchange for the principal amount of such Securities being converted pursuant to the provisions hereof.

      If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of all series affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Securities of each series affected thereby (each as a separate class). The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the outstanding Securities of each series with respect to which a default under the Indenture shall have occurred and be continuing (each as a separate class), on behalf of the Holders of the Securities of all such series, to waive, with certain exceptions, such default under the Indenture and its consequences. The Indenture also permits the Holders of not less than a majority in principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture affecting such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and


                                     A-2-7
the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Trustee, Paying Agent, Conversion Agent and Security Registrar under the Indenture, each in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Security Registrar.

      The Company will be responsible for making all calculations called for under the Securities of this series. These calculations include, but are not limited to, determination of the Trading Price, Current Market Price, Fair Market Value, Market Price, Sale Price, accrued interest payable on the Securities of this series and Conversion Rate of the Securities of this series. The Company will make these calculations in good faith and, absent manifest error, these calculations will be final and binding on the Holders of the Securities of this series. Promptly after the calculation thereby, the Company will provide to each of the Trustee and the Conversion Agent an Officers' Certificate setting forth a schedule of its calculations and each of the Trustee and the Conversion Agent is entitled to rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company's calculations to any Holder upon the request of such Holder.

      The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Securities of this series and for covenant defeasance at any time of certain covenants in the Indenture upon compliance with certain conditions set forth in the Indenture.

      Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to the limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged at the office or agency of the Company.

      THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.



                                     A-2-8

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common       UNIF GIFT MIN ACT- ______ Custodian _______
                                                       (Cust)           (Minor)

TEN ENT--as tenants by the entireties

JT TEN--as joint tenants with rights of                under Uniform Gifts to
survivorship and not as tenants in common              Minors Act ______________
                                                                     (State)

Additional abbreviations may also be used though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto (please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE





the within Security and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated: ____________




                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

                                    Signature Guarantee:________________________





                                     A-2-9

                               SIGNATURE GUARANTEE

      Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



                                     A-2-10

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

      The following increases or decreases in this Global Security have been made:



                                                                   Principal Amount of this Global          Signature of authorized
           Amount of decrease          Amount of increase                Security following                       signatory of
          in Principal Amount        in Principal Amount                  such decrease or                          Trustee or
 Date   of this Global Security     of this Global Security                   increase                        Securities Custodian
 ----   -----------------------     -----------------------                   --------                        --------------------









                                     A-2-11

                            FORM OF CONVERSION NOTICE

To:   LUCENT TECHNOLOGIES INC.

      The undersigned registered holder of this Security hereby exercises the option to convert this Security, or portion hereof (which is $1,000 principal amount or an integral multiple thereof) designated below, for shares of Common Stock of Lucent Technologies Inc. in accordance with the terms of the Indenture referred to in this Security, and directs that the shares, if any, issuable and deliverable upon such conversion, together with any check for cash deliverable upon such conversion, and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

      This notice shall be deemed to be an irrevocable exercise of the option to convert this Security.

Dated:                              --------------------------------------------


                                    --------------------------------------------
                                                   Signature(s)


                                    Signature(s) must be guaranteed by a
                                    commercial bank or trust company or a member firm of a major stock exchange if shares of Common Stock are to be issued, or Securities to be delivered, other than to or in the name of the registered holder.


                                    --------------------------------------------
                                             Signature Guarantee

Fill in for registration of shares if to be delivered, and Securities if to be issued other than to and in the name of registered holder:

------------------------------
(Name) Certificate No.(s) of Securities (not required for Global Securities)-------------


------------------------------
(Street Address)                    Principal amount to be converted
                                    (if less than all):   $          ,000
                                                           ----------

------------------------------      -------------------------------------
(City state and zip code)           Social Security or Other Taxpayer Number
Please print name and address




                                     A-2-12

                   FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE


To:   LUCENT TECHNOLOGIES INC.

      The undersigned registered holder of this Security hereby acknowledges receipt of a notice from Lucent Technologies Inc. (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a integral multiple thereof) designated below, in accordance with the terms and conditions specified in this Security and the Indenture referred to in this Security and directs that the check in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:                              --------------------------------------------


                                    --------------------------------------------
                                                     Signature(s)


                                    Signature(s) must be guaranteed by a
                                    commercial bank or trust company or a member firm of a major stock exchange if Securities are to be delivered, other than to or in the name of the registered holder.


                                    --------------------------------------------
                                                Signature Guarantee

Fill in for registration of Securities if to be issued other than to and in the name of registered holder:

------------------------------
(Name) Certificate No.(s) of Securities (not required for Global Securities)-------------


------------------------------
(Street Address)                    Principal amount to be converted
                                    (if less than all):   $          ,000
                                                           ----------

-----------------------------       --------------------------------------------
(City state and zip code)           Social Security or Other Taxpayer Number
Please print name and address




                                     A-2-13

                             FORM OF PURCHASE NOTICE

To:   LUCENT TECHNOLOGIES INC.

      The undersigned registered holder of this Security hereby acknowledges receipt of a notice from Lucent Technologies Inc. (the "Company") as to the holder's option to require the Company to repurchase this Security and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a integral multiple thereof) designated below, in accordance with the terms and conditions specified in this Security and the Indenture referred to in this Security and directs that the check in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:
                                    --------------------------------------------


                                    --------------------------------------------
                                    Signature(s)


                                    Signature(s) must be guaranteed by a
                                    commercial bank or trust company or a member firm of a major stock exchange if Securities are to be delivered, other than to or in the name of the registered holder.


                                    --------------------------------------------
                                    Signature Guarantee

Fill in for registration of Securities if to be issued other than to and in the name of registered holder:


------------------------------
(Name) Certificate No.(s) of Securities (not required for Global Securities)-------------


------------------------------
(Street Address)                    Principal amount to be converted
                                    (if less than all):   $          ,000
                                                           ----------

-----------------------------       --------------------------------------------
(City state and zip code)           Social Security or Other Taxpayer Number
Please print name and address


                                     A-2-14

                                                                       EXHIBIT B

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                          THE BANK OF NEW YORK,
                                               as Trustee

                                          By:
                                             -----------------------------------
                                             Authorized Officer

                                      B-1